Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ODDITY Tech Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2020 Equity Incentive Plan (Options)	Equity	Class A ordinary shares, par value NIS 0.001 per share	Rule 457(h)	11,843,972 (2)(4)	$19.57 (7)	$231,786,532.04	$110.20 per $1,000,000	$25,542.88
2020 Equity Incentive Plan (RSUs)	Equity	Class A ordinary shares, par value NIS 0.001 per share	Rule 457(c) and Rule 457(h)	998,001 (3)(4)	$26.77 (8)	$26,711,496.77	$110.20 per $1,000,000	$2,943.61
2023 Incentive Award Plan	Equity	Class A ordinary shares, par value NIS 0.001 per share	Rule 457(c) and Rule 457(h)	4,524,000 (5)	$26.77 (8)	$121,084,860	$110.20 per $1,000,000	$13,343.55
2023 Employee Share Purchase Plan	Equity	Class A ordinary shares, par value NIS 0.001 per share	Rule 457(c) and Rule 457(h)	1,131,000 (6)	$26.77 (8)	$30,271,215	$110.20 per $1,000,000	$3,335.89
	Total Offering Amounts					$409,854,103.81		$ 45,165.93
	Total Fee Offsets (9)							—
	Net Fee Due							$ 45,165.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Class A ordinary shares, par value NIS 0.001 per share (the “Class A ordinary shares”), of ODDITY Tech Ltd. (the “Registrant”) that become issuable under the Il Makiage Cosmetics (2013) Ltd. - 2020 Equity Incentive Plan (the “2020 Plan”), the ODDITY Tech Ltd. 2023 Incentive Award Plan (the “2023 Plan”) and the ODDITY Tech Ltd. 2023 Employee Share Purchase Plan (the “ESPP”) by reason of any share dividend, share split, recapitalization or other similar transaction that results in an increase in the number of the outstanding Class A ordinary shares.

(2)	Represents 11,843,972 Class A ordinary shares issuable upon the exercise of options outstanding under the 2020 Plan as of September 29, 2023.

(3)	Represents 998,001 Class A ordinary shares issuable upon the settlement of restricted stock unit awards outstanding under the 2020 Plan as of September 29, 2023.

(4)	To the extent that (i) outstanding awards under the 2020 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding 2020 Plan awards are delivered to the Registrant to satisfy the applicable exercise or purchase price of an award and/or any applicable tax withholding obligation with respect to the award, such Class A ordinary shares subject to such awards will be available for future issuance under the 2023 Plan. See footnote (5) below.

(5)	Represents 4,524,000 Class A ordinary shares initially reserved for future issuance under the 2023 Plan. The number of Class A ordinary shares reserved for issuance under the 2023 Plan will automatically increase on January 1 of each calendar year, from January 1, 2024 through January 1, 2033, by that number of Class A ordinary shares equal to the lesser of: (i) 5% of the total number of ordinary shares outstanding as of the last day of the immediately preceding calendar year, and (ii) an amount determined by the board of directors of the Registrant. In addition, to the extent that (i) outstanding awards under the 2020 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding 2020 Plan awards are delivered to the Registrant to satisfy the applicable exercise or purchase price of an award and/or any applicable tax withholding obligation with respect to the award, such Class A ordinary shares subject to such awards will be available for future issuance under the 2023 Plan. See footnote (4) above.

(6)	Represents 1,131,000 Class A ordinary shares initially reserved for future issuance under the ESPP. The number of Class A ordinary shares reserved for issuance under the ESPP will automatically increase on January 1 of each calendar year, from January 1, 2024 through January 1, 2033, by that number of Class A ordinary shares equal to the lesser of: (i) 1% of the total number of ordinary shares outstanding as of the last day of the immediately preceding calendar year, and (ii) an amount determined by the board of directors of the Registrant.

(7)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $19.57 per share for outstanding options granted under the 2020 Plan.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A ordinary share as reported on The Nasdaq Global Market on September 25, 2023.

(9)	The Registrant does not have any fee offsets.